Exhibit 99.1

Hercules Capital Expands Its Credit Facilities to $720 Million to Support Strong Investment Portfolio Growth

The Company has increased its $400.0 million MUFG credit facility to $545.0 million and its $100.0 million SMBC credit facility to $175.0 million.

PALO ALTO, Calif., June 15, 2022 - Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty finance provider to innovative, venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that it has increased its existing credit facilities with MUFG Bank, Ltd. (“MUFG”) and Sumitomo Mitsui Banking Corporation (“SMBC”) from a combined $500.0 million to $720.0 million subject to borrowing base, leverage and other restrictions, respectively. The maturity dates for each credit facility remain the same.

Hercules has increased its existing $400.0 million credit facility with MUFG to $545.0 million, under which City National Bank, a National Banking Association, Goldman Sachs Bank USA and MUFG, have each increased their credit commitment. The uncommitted accordion feature of $55.0 million, or a total of $600.0 million, remains the same.

Hercules has also increased its existing $100.0 million credit facility with SMBC to $175.0 million in credit capacity with Synovus Financial Corporation providing a new $75.0 million commitment. The uncommitted accordion feature of $325.0 million, or a total of $500.0 million, was expanded from the previous capacity of $150.0 million.

“The expansion of our credit facilities will further support the growth of our business and allow us to take advantage of our current and future market opportunities,” said Seth Meyer, chief financial officer of Hercules. “We welcome Synovus and thank our existing bank partners, MUFG, SMBC, City National Bank and Goldman Sachs Bank USA for their support of our industry-leading franchise and look forward to continuing our long-term relationship.”

For additional information, please review the Company’s current report on Form 8-K, to be filed with the Securities and Exchange Commission (“SEC”).

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $14.0 billion to over 570 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules, through its wholly owned subsidiary, Hercules Adviser LLC (“Hercules Adviser”), also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). Hercules Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com

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